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                                                                    EXHIBIT 3.10

                                                                  EXECUTION COPY
                                                        Schedule to the Bye-Laws
                                                         of Global Crossing Ltd.

                          CERTIFICATE OF DESIGNATIONS

                                      OF

                   SERIES B 6 3/8% CONVERTIBLE PREFERRED STOCK


               The terms of the authorized Series B 6 3/8% Convertible Preferred Stock (the "Preferred Stock") of Global Crossing Ltd., a company incorporated under the laws of Bermuda (the "Company"), shall be as set forth below in this Schedule to the Bye-Laws of the Company (this "Schedule").

               (a)  Designation. (i) There are hereby authorized 400,000 shares
                    -----------
of Preferred Stock as designated by the Board of Directors of the Company. Each share of Preferred Stock will have a liquidation preference of $1,000 (the "Liquidation Preference").

               (ii) All shares of Preferred Stock redeemed, purchased, exchanged, converted or otherwise acquired by the Company shall be retired and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series, and may thereafter be reissued.

               (b)  Currency. All shares of Preferred Stock shall be denominated
                    --------
in United States currency, and all payments and distributions thereon or with respect thereto shall be made in United States currency. All references herein to "$" or "dollars" refer to United States currency.

               (c)  Ranking. The Preferred Stock shall, with respect to dividend
                    -------
rights and rights upon liquidation, winding up or dissolution, rank junior to
(i) each other class or series of capital stock of the Company, other than (A) the Common Stock of the Company and any other class or series of capital stock of the Company which by its terms ranks junior to the Preferred Stock, as to which the Preferred Stock shall rank prior and (B) the Company's 6 3/8% Cumulative Convertible Preferred Stock and any other class or series of capital stock of the Company which by its terms ranks on a parity with the Preferred Stock, in each case as to which the Preferred Stock shall rank on a parity or
(ii) other equity interests in the Company, in each case, including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests, except as provided in the last sentence of this paragraph (c). All equity securities of the Company to which the Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, winding up, dissolution or otherwise), including the Common Stock of the Company, are collectively referred to herein as the "Junior Stock". All equity securities of the Company to which the Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation,
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winding up, dissolution or otherwise) are collectively referred to herein as the
"Parity Stock". All equity securities of the Company to which the Preferred
Stock ranks junior (whether with respect to dividends or upon liquidation, winding up, dissolution or otherwise) are collectively referred to herein as the "Senior Stock". The respective definitions of Junior Stock, Parity Stock and Senior Stock shall also include any warrants, rights, calls or options exercisable for or convertible into any Junior Stock, Parity Stock or Senior Stock, as the case may be.

               (d)  Dividends. (i) The holders of shares of Preferred Stock
                    ---------
shall be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, dividends on the shares of Preferred Stock, cumulative from the first date of issuance of any such shares (the "Initial Issuance Date"), at a rate per annum of 6 3/8% of the Liquidation Preference per share, payable in cash. Dividends on the shares of Preferred Stock shall be payable quarterly in equal amounts (subject to paragraph (d)(v) hereunder with respect to shorter periods, including the first such period with respect to newly issued shares of Preferred Stock) in arrears on the first day of each February, May, August and November of each year, or if any such date is not a Business Day, on the next succeeding Business Day (each such date, a "Dividend Payment Date", and each such quarterly period, a "Dividend Period"), in preference to and in priority over dividends on any Junior Stock. Such dividends shall be paid to the holders of record of the shares of Preferred Stock as they appear on the applicable Record Date. As used herein, the term "Record Date" means, with respect to the dividends payable on the first of February, May, August and November, the fifteenth day of the immediately preceding January, April, July and October, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Company. Dividends on the shares of Preferred Stock shall be fully cumulative and shall accrue (whether or not declared and whether or not there are funds of the Company legally available for the payment of dividends) from the Issuance Date (or the last Dividend Payment Date for which dividends were paid, as the case may be) based on a 360-day year comprised of twelve 30-day months. Accrued and unpaid dividends for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

               (ii) No dividend shall be declared or paid or set apart for payment or other distribution declared or made, whether in cash, obligations or shares of capital stock of the Company or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Company through a sinking fund or otherwise, unless all accrued and unpaid dividends through the most recent Dividend Payment Date (whether or not such dividends have been declared and whether or not there are funds of the Company legally available for the payment of dividends) on the shares of Preferred Stock and any Parity Stock have been or contemporaneously are declared and paid in full; provided, however, that, notwithstanding any
                               --------  -------
provisions in this subparagraph (ii) to the contrary, the Company shall be entitled to (a) declare and pay dividends on shares of Junior Stock payable solely in shares of Junior Stock and on shares of Parity Stock payable
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                                                                               3


solely in shares of Parity Stock or Junior Stock (other than pursuant to paragraph (d)(vi) of the Certificate of Designations for the Company's 6 3/8% Cumulative Convertible Preferred Stock), or in each case by an increase in the liquidation preference of the Junior Stock or Parity Stock and (b) redeem, repurchase or otherwise acquire Junior Stock or Parity Stock in exchange for consideration consisting of Parity Stock or Junior Stock, in the case of Parity Stock, or of Junior Stock, in the case of Junior Stock. When dividends are not paid in full, as aforesaid, upon the shares of Preferred Stock, all dividends declared on the Preferred Stock and any other Parity Stock shall be declared and paid either (A) pro rata so that the amount of dividends so declared on the shares of Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accrued dividends on the shares of Preferred Stock and such class or series of Parity Stock bear to each other or (B) on another basis that is at least as favorable to the holders of the Preferred Stock entitled to receive such dividends.

               (iii) Any dividend payment made on the Preferred Stock shall first be credited against the dividends accrued with respect to the earliest Dividend Period for which dividends have not been paid.

               (iv) All dividends paid with respect to shares of Preferred Stock pursuant to this paragraph (d) shall be paid pro rata to the holders entitled thereto.

               (v) Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Preferred Stock for any period shorter than three months shall be computed on the basis of the actual number of days elapsed (in a 30-day month) since the applicable Dividend Payment Date or from the Issuance Date with respect to newly issued shares, as applicable, and based on a 360-day year of twelve 30-day months. No interest shall accrue or be payable in respect of unpaid dividends.

               (e)   Liquidation Preference. (i) Upon any voluntary or
                     ----------------------
involuntary liquidation, dissolution or winding up of the Company or a reduction or decrease in the Company's capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each holder of shares of Preferred Stock shall be entitled to payment out of the assets of the Company available for distribution of an amount equal to the then effective Liquidation Preference per share of Preferred Stock held by such holder, plus all accumulated and unpaid dividends therein to the date of such liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Stock, including, without limitation, Common Stock of the Company. After payment in full of the then effective Liquidation Preference and all accumulated and unpaid dividends to which holders of shares of Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or a reduction or decrease in the Company's capital stock, the amounts payable with respect to shares of Preferred Stock and all other Parity Stock are not paid in full, the holders of shares of Preferred
Stock and the holders of the Parity Stock shall share equally and ratably in any distribution of assets
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                                                                               4

of the Company in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

               (ii) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation, merger or amalgamation of the Company with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into the Company shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company or a reduction or decrease in the capital stock of the Company.

               (iii) No funds are required to be set aside to protect the Liquidation Preference of the shares of Preferred Stock, although such Liquidation Preference will be substantially in excess of the par value of the shares of the Preferred Stock.

               (f)   Redemption. Shares of Preferred Stock shall be redeemable
                     ----------
by the Company as provided below.

               (i)   Optional Redemption After the Initial Redemption Date. The
                     -----------------------------------------------------
shares of Preferred Stock shall not be redeemable prior to January 12, 2005 (the "Initial Redemption Date"). After the Initial Redemption Date, the shares of Preferred Stock shall be subject to redemption at any time at the option of the Company, in whole or in part, at a price (the "Redemption Price"), payable in cash, equal to the percentage set forth below of the Liquidation Preference per share for redemption during the 12-month periods beginning on the Initial Redemption Date or the annual anniversaries thereof indicated below, plus in each case an amount equal to accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of the Company legally available for the payment of dividends) to the date fixed for redemption.

     Period                                  Redemption Price
     ------                                  ----------------

     2005...............................     103.1875%

     2006...............................     102.5500%

     2007...............................     101.9125%

     2008...............................     101.2750%

     2009...............................     100.6375%

     2010 and thereafter................     100.0000%

               (ii)  Optional Tax Redemption. The shares of Preferred Stock
                     -----------------------
shall be subject to
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                                                                               5

redemption at the option of the Company or a successor corporation at any time, in whole or in part, at a Redemption Price equal to 100% of the then effective Liquidation Preference thereof, plus all accumulated and unpaid dividends thereon to the redemption date if, as a result of any change in or amendment to any laws, regulations or rulings promulgated thereunder of (A) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (B) any jurisdiction, other than the United States, from or through which payment on the shares of Preferred Stock is made by the Company or a successor corporation or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (C) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized or any political subdivision or governmental authority thereof or therein having the power to tax or any change in the official application or interpretation of such laws, regulations or rulings or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is party (each, a "Change in Tax Law"), which becomes effective on or after the date hereof, the Company or a successor corporation is or would be required on the next succeeding Dividend Payment Date to pay Additional Amounts (as defined below) with respect to the shares of Preferred Stock, and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or a successor corporation.

               In addition, the shares of Preferred Stock shall be subject to redemption at the option of the Company at any time, in whole or in part, at a Redemption Price equal to 100% of the then effective Liquidation Preference thereof, plus all accumulated and unpaid dividends thereon to the redemption date, if the person formed by a consolidation, merger or amalgamation of the Company or into which the Company is consolidated, merged or amalgamated or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety is required, as a consequence of such consolidation, merger, amalgamation, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such consolidation, merger, amalgamation, conveyance, transfer or lease, to pay Additional Amounts in respect of any tax, assessment or governmental charge imposed on any holder of shares of Preferred Stock.

               (iii) Payment of Additional Amounts. If any deduction or
                     -----------------------------
withholding for any present or future taxes, assessments or other governmental charges of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the shares of Preferred Stock is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or a successor corporation with respect to the shares of
Preferred Stock, the Company or a successor corporation will pay to each
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                                                                               6

holder of shares of Preferred Stock as additional dividends, such additional amounts (collectively, the "Additional Amounts") as may be necessary in order that the net amounts paid to such holder of such shares of Preferred Stock who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after such deduction or withholding, shall be not less than the amount specified in such shares of Preferred Stock to which such holder is entitled; provided, however, that the
                                                  --------  -------
Company or a successor corporation shall not be required to make any payment of Additional Amounts for or on account of:

               (A) any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein, (b) the presentation of shares of Preferred Stock (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later, or (c) the presentation of shares of Preferred Stock for payment in Bermuda or any political subdivision thereof or therein, unless such shares of Preferred Stock could not have been presented for payment elsewhere;

               (B) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

               (C) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of the Liquidation Preference of or any dividends on the shares of Preferred Stock;

               (D) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the shares of Preferred Stock to comply with a request of the Company addressed to the holder (a) to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or
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                                                                               7

               (E) any combination of items (A), (B), (C) and (D) above;

nor shall Additional Amounts be paid with respect to any payment of the Liquidation Preference of or dividends on any shares of Preferred Stock to any holder who is a fiduciary or partnership or limited liability company or other beneficial owner of shares of Preferred Stock to the extent such payment would be required by the laws of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the shares of Preferred Stock is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such shares of Preferred Stock.

               The Company shall provide the Transfer Agent with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes, if any, by the Company. Copies of such documentation shall be made available to the holders of the shares of Preferred Stock or the Transfer Agent, as applicable, upon request therefor.

               All references herein to dividends on the shares of Preferred Stock shall include any Additional Amounts payable by the Company in respect of such shares of Preferred Stock.

               (iv) Whenever shares of Preferred Stock are to be redeemed pursuant to this paragraph (f), a notice of such redemption shall be mailed, addressed to each holder, by overnight mail, postage prepaid, or delivered to each holder of the shares to be redeemed at such holder's address as the same appears on the stock transfer books of the company. Such notice shall be mailed to be delivered not less than 30 days and nor more than 60 days prior to the date fixed for redemption. Each such notice shall state: (A) the date fixed for redemption; (B) the number of shares of Preferred Stock to be redeemed; (C) the Redemption Price and the amount of dividends accrued and unpaid through the date fixed for redemption; (D) the place or places where such shares of Preferred Stock are to be surrendered for payment of the Redemption Price; and (E) that dividends on the shares to be redeemed will cease to accrue on such date fixed for redemption unless the Company shall default in the payment of the Redemption Price. If fewer than all shares of Preferred Stock held by a holder are to be redeemed, the notice mailed to such holder shall specify the number of shares to be redeemed from such holder.

               Notice having been given as provided in the preceding paragraph, and if on or before
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                                                                               8

the redemption date specified in such notice, an amount in cash sufficient to redeem in full on the redemption date and at the applicable Redemption Price (together with an amount equal to accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of the Company legally available for the payment of dividends) to such redemption date) and all shares of Preferred Stock called for redemption shall have been set apart and deposited in trust so as to be available for such purpose and only for such purpose, or shall have been paid to the holders thereof then effective as of the close of business on such redemption date, and unless there shall be a subsequent default in the payment of the Redemption Price plus accrued and unpaid dividends, the shares of Preferred Stock so called for redemption shall cease to accrue dividends, and such shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of preferred stock of the Company, undesignated as to series, and all rights of the holders thereof, as such, as shareholders of the Company (except the right to receive from the Company the Redemption Price and an amount equal to any accrued and unpaid dividends (whether or not declared and whether or not there are funds of the Company legally available for the payment of dividends) to such redemption date) shall cease. Upon surrender in accordance with such notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price as set forth above. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate of like terms and having the same date of original issuance shall be issued representing the unredeemed shares without cost to the holder thereof.

               (v) In the event that fewer than all of the shares of Preferred Stock are to be redeemed pursuant to this paragraph (f), the Company shall call for redemption shares of Preferred Stock pro rata among the holders, based on the number of shares of Preferred Stock held by each holder (with adjustments to avoid fractional shares), except that the Company may redeem all of the shares of Preferred Stock held by any holders of fewer than 100 shares of Preferred Stock (or all the shares of Preferred Stock held by holders who would hold less than 100 shares of Preferred Stock as a result of such redemption). Any redemption for which shares are called for redemption on a pro rata basis shall comply with this subparagraph (v).

               (g) Voting Rights. Except as required by applicable Bermuda law
                   -------------
and as may otherwise be provided herein or in any amendment hereto, the holders of shares of Preferred Stock shall not be entitled to any voting rights as shareholders of the Company except as follows:

               (i) The affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock, voting with holders of shares of all other series of preferred stock of the Company affected in the same way as a single class, in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required to amend, repeal or change any provisions of this Schedule in any manner which would adversely affect, alter or change the powers, preferences or special rights of the Preferred Stock and any such securities affected in the same way; provided, however, that
          --------  -------
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                                                                               9

          the affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock, voting as a single class, in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required to amend, repeal or change the Liquidation Preference set forth in paragraph (a)(i) or the provisions set forth in paragraphs (c), (d),
          (e), (f), (h) or (k) hereof, in any such case in a manner which would adversely affect, alter or change the powers, preferences or special rights of the Preferred Stock set forth in such paragraph; provided,
                                                                     --------
          further, that the creation, authorization or issuance of any other
          -------
          class or series of capital stock or the increase or decrease in the amount of authorized capital stock of any such class or series or of the Preferred Stock, or any increase, decrease or change in the par value of any class or series of capital stock (including the Preferred Stock), shall not require the consent of the holders of the Preferred Stock and shall not be deemed to affect adversely, alter or change the powers, preferences and special rights of the shares of Preferred Stock. With respect to any matter on which the holders are entitled to vote together with holders of all other series of preferred stock of the Company affected in the same way as a single class, (i) each share of Preferred Stock shall be entitled to a number of votes equal to the quotient of the Liquidation Preference divided by 100 and (ii) so long as any shares of Preferred Stock are outstanding, no other series of preferred stock of the Company so voting shall be entitled to a number of votes per share greater than the quotient of the liquidation preference per share of such other series divided by 100. With respect to any matter on which the holders are entitled to vote as a separate class, each share of Preferred Stock shall be entitled to one vote.

               (ii) If at any time the equivalent of six quarterly dividends payable on the shares of Preferred Stock are accrued and unpaid (whether or not consecutive and whether or not declared), the holders of all outstanding shares of Preferred Stock and any Parity Stock or Senior Stock having similar voting rights then exercisable, voting separately as a single class without regard to series, shall be entitled to elect at the next annual meeting of the shareholders of the Company two directors to serve until all dividends accumulated and unpaid on any such voting shares have been paid or declared and funds set aside to provide for payment in full. In exercising any such vote,
          (i) each outstanding share of Preferred Stock shall be entitled to a number of votes equal to the quotient of the Liquidation Preference divided by 100, excluding shares held by the Company or any entity controlled by the Company, which shares shall have no vote and (ii) so long as any shares of Preferred Stock are outstanding, no other series of preferred stock of the Company so voting shall be entitled to a number of votes per share greater than the quotient of the liquidation preference per share of such other series divided by 100.

               (h) Conversion. (i) Each share of Preferred Stock shall be
                   ----------
convertible at any time and from time to time at the option of the holder thereof into fully paid and nonassessable shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"). The number of shares of Common Stock deliverable upon conversion of a share of Preferred Stock, adjusted as
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                                                                              10

hereinafter provided, is referred to herein as the "Conversion Ratio". The Conversion Ratio as of the Issuance Date shall be 22.2222 and shall equal the ratio the nominator of which shall be the Liquidation Preference and the denominator of which shall be the Conversion Price. The Conversion Price shall be $45.00, subject to adjustment from time to time as provided in paragraph (i).

               (ii) Conversion of shares of Preferred Stock may be effected by any holder upon the surrender to the Company at the principal office of the Company or at the office of any agent or agents of the company (the "Transfer Agent"), as may be designated by the Board of Directors of the Company, of the certificate or certificates for such shares of Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this paragraph (h) and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant hereto. As promptly as practicable after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all required transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (x) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder (or the holder's transferee) of shares of Preferred Stock being converted shall be entitled and (y) if less than the full number of shares of Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and accrued and unpaid dividends with respect to the shares of Preferred Stock being converted, in each case in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

               (iii) If a holder of shares of Preferred Stock exercises conversion rights under paragraph (h)(i), upon delivery of the shares for conversion, such shares shall cease to accrue dividends pursuant to paragraph
(d) as of the end of the day immediately preceding the date of such delivery, but such shares shall continue to be entitled to receive all accrued dividends which such holder is entitled to receive through the last preceding Dividend Payment Date unless such conversion follows a call for redemption by the Company in which case pro rata dividends shall also be payable through the date immediately preceding such delivery, in each case as if such holder continued to hold such shares of Preferred Stock. Any such accrued and unpaid dividends shall be payable by the Company as and when such dividends are paid to any remaining holders or, if none, on the date which would have been the next succeeding Dividend Payment Date had there been remaining holders or such later time at which the Company believes it has adequate available capital under applicable law to make such a payment. Notwithstanding the foregoing, shares of Preferred Stock surrendered for conversion (other than after notice of redemption has been given with respect to such shares) after the close of business on any record date for the payment of dividends declared and prior to the opening of business on the Dividend Payment Date relating thereto must be accompanied by a payment in cash of an amount equal to the dividend declared in respect of such shares.

               (iv) In case any shares of Preferred Stock are to be redeemed pursuant to paragraph (f), such right of conversion shall cease and terminate, as to the shares of Preferred Stock to be redeemed, at the close of business on the Business Day immediately preceding the date fixed for redemption unless the Company shall default in the payment of the Redemption Price therefor, as provided herein.

               (v) Notwithstanding anything herein to the contrary, but subject to the provisions of paragraph (h)(iii) and to paragraph (i), upon conversion, no payment or adjustment shall be made by the Company to any holder of shares of Preferred Stock surrendered for conversion in respect of any accrued and unpaid dividends on the shares of Preferred Stock surrendered for conversion.

               (vi) In connection with the conversion of any shares of Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to (x) such fractional interest multiplied by the Liquidation Preference per share, divided by (y) the Conversion Price. If more than one share of Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Preferred Stock so surrendered.

               (vii) The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Common Stock if necessary to permit the conversion of all outstanding shares of Preferred Stock. Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company. All shares of Common Stock delivered upon conversion of the Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

               (i)(i) The Conversion Price shall be subject to adjustment from time to time as follows:

               (A) Stock Splits and Combinations. In case the Company shall at
                   -----------------------------
any time or from time to time after the Issuance Date (a) subdivide or split the outstanding shares of Common Stock, (b) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares or (c) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such shares of Preferred Stock been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (A) shall become effective at the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively whenever any event listed above shall occur.

               (B) Stock Dividends in Common Stock. In case the Company shall
                   -------------------------------
at any time or from time to time after the Issuance Date pay a dividend or make a distribution in shares of Common Stock on any class of capital stock of the Company other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in paragraph (i)(A) above, and the total number of shares constituting such dividend or distribution shall exceed 25% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of shareholders entitled to receive such dividend or distribution, the Conversion Price shall be adjusted so that the holder of each share of Preferred Stock shall be entitled to receive upon conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Price by (2) a fraction, the numerator of which shall be the number of shares of Common Stock theretofore outstanding and the denominator of which shall be the sum of such number of shares and the total number of shares issued in such dividend or distribution. In case the total number of shares constituting such dividend or distribution shall not exceed 25% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for such dividend or distribution, such shares of Common Stock shall be considered to be issued at the time of any such next succeeding dividend or other distribution in which the number of shares of Common Stock issued, together with the number of shares issued in all previous such dividends and distributions, shall exceed such 25%.

               (C) Issuance of Rights or Warrants. In case the Company shall
                   ------------------------------
issue to all holders of Common Stock rights or warrants expiring within 45 days entitling such holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined below), the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of shareholders entitled to receive such rights or warrants shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this subparagraph (C), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur.

               (D) Distribution of Indebtedness, Securities or Assets. In case
                   --------------------------------------------------
the Company shall distribute to all holders of Common Stock (whether by dividend or in a merger, amalgamation or consolidation or otherwise) evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than Common Stock, rights or warrants referred to in subparagraph (C) above or a dividend payable exclusively in cash and other than as a result of a Fundamental Change (as defined below)), the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of shareholders entitled to receive such distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the Current Market Price on such record date less the fair market value (as determined by the Board of Directors of the Company, whose determination in good faith shall be conclusive) of the portion of such evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock and the denominator of which is the Current Market Price. Such adjustment shall be made successively whenever any such event shall occur.

               (E) Fundamental Changes. In case any transaction or event
                   -------------------
(including, without limitation, any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding Common Stock is converted into or exchanged for stock, other securities, cash or assets (each, a "Fundamental Change"), the holder of each share of Preferred Stock outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior thereto.

               (ii) Anything in this section (i) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward adjustment), determined as above provided, shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change in the Conversion Price shall thereupon be given effect. In the event that, at any time as a result of the provisions of this paragraph (i), the holder of shares of Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of shares of Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

               (iii) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Company in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as set forth in this paragraph (i).

               (iv) In any case in which this paragraph (i) requires that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event
(A) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the conversion price in effect immediately prior to adjustment and
(B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock.

               (v) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (i) or in the Conversion Price then in effect shall be required by reason of the taking of such record.

               (vi) The Board of Directors of the Company shall have the power to resolve any ambiguity or correct any error in this paragraph (i), and its action in so doing shall be final and conclusive.

               (j) Notwithstanding anything herein to the contrary, if the Company is reorganized such that the Common Stock is exchanged for the Common Stock of a new entity ("Newco"), the Common Stock of which is traded on the National Association of Securities Dealers, Inc. Automated Quotation System or another recognized securities exchange, then the Company, by notice to the holders of the Preferred Stock but without any required consent on their part, shall have the option to cause the exchange of the shares of Preferred Stock for preferred stock of Newco having the same terms and conditions as set forth herein, provided that, in the event that Newco
                                          --------
is not solely incorporated as a Bermuda company or in the event the Newco share structure is not identical to that of the Company, the rights attaching to the preferred stock of Newco may be adjusted so as to comply with the local law of the country of incorporation of Newco or the new share structure of Newco. If the Company exercises such option, the Company shall indemnify each holder of shares of Preferred Stock if an exchange described in this paragraph (j) would, under then applicable United States Federal income tax law, result in the recognition of tax by such holder; provided, however, that the Company shall not
                                   --------  -------
be obligated to indemnify any holder for any payments described under subparagraphs (f)(ii) and (f)(iii), unless and to the extent provided in such subparagraphs.

               (k)   Change in Control Put Right. (i) If a Change in Control
                     ---------------------------
occurs with respect to the Company, each holder of shares of Preferred Stock shall have the right to require the Company to purchase all or any part of such holder's shares of Preferred Stock at a purchase price in cash equal to 100% of the Liquidation Preference of such shares, plus all accumulated and unpaid dividends on such shares to the date of purchase. Within 30 days following such Change in Control, the Company shall mail a notice to each holder of shares of preferred stock describing the transaction or transactions that constitute such Change in Control and offering to purchase such holder's shares of Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed.

               (ii) The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Preferred Stock as a result of a Change in Control with respect to the Company. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this paragraph (k), the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this paragraph (k).

               (iii) On the date scheduled for payment of shares of Preferred Stock tendered to the Company for repurchase as provided in this paragraph (k), the Company shall, to the extent lawful, (a) accept for payment all shares of Preferred Stock properly tendered, (b) deposit with the Transfer Agent an amount equal to the purchase price of the shares of Preferred Stock so tendered and (c) deliver or cause to be delivered to the Transfer Agent shares of Preferred Stock so accepted together with an officers' certificate stating the aggregate Liquidation Preference of the shares of Preferred Stock being purchased by the Company. The Transfer Agent shall promptly mail or deliver to each holder of shares of Preferred Stock so tendered the applicable payment for such shares of Preferred Stock, and the Transfer Agent shall promptly countersign and mail or deliver, or cause to be transferred by book-entry, to each holder new shares of Preferred Stock equal in Liquidation Preference to any unpurchased portion of the shares of Preferred Stock surrendered, if any. The Company shall publicly announce the results of its offer on or as soon as practicable after the payment date for the purchase of shares of Preferred Stock in connection with a Change in Control of the Company.

               (iv) The Company shall not be required to make an offer to purchase any shares of Preferred Stock upon the occurrence of a Change in Control of the Company if a third party makes such offer in the manner, at the times and otherwise in compliance with the requirements described in this paragraph (k) and purchases all shares of Preferred Stock validly tendered and not withdrawn.

               (v) The right of the holders of shares of Preferred Stock described in this paragraph (k) shall be subject to the obligation of Global Crossing Holdings Ltd., a company incorporated under the laws of Bermuda ("Global Crossing Holdings"), to:

          (a) repay its debt obligations in full under the Credit Agreement, dated as of July 2, 1999, among the Company, Global Crossing Holdings, The Chase Manhattan Bank and the other parties named therein, as amended or supplemented from time to time; and

          (b) offer to purchase and purchase all of its outstanding 9e% Senior Notes Due 2008 that have been tendered for purchase in connection with a Change in Control of the Company.

               In addition, the right of the holders of shares of Preferred Stock described in this paragraph (k) shall be subject to the repurchase or repayment of the Company's future indebtedness, which the Company shall be required to repurchase or repay in connection with a Change in Control of the Company.

               When the Company shall have satisfied the obligations set forth above in this subparagraph (v) and, subject to the legal availability of funds for such purpose, the Company shall purchase all shares of Preferred Stock tendered for purchase by the Company upon a Change in Control of the Company pursuant to this paragraph (k).

               (l) The shares of Preferred Stock and the shares of Common Stock into which the shares of Preferred Stock shall be convertible shall have the registration rights set forth in the Registration Rights Agreement, dated January 12, 2000, between the Company and Hutchison Telecommunications Limited.

               (m)  Transfer Restrictions. (i) The shares of Preferred Stock
                    ---------------------
shall bear the following legend:

               "THE SHARES OF PREFERRED STOCK, WITH LIQUIDATION PREFERENCE $1,000 PER SHARE, OF THE COMPANY REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND

               ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN COMPLIANCE WITH THE PROVISIONS OF THE SUBSCRIPTION AND SALE AND PURCHASE AGREEMENT, DATED 15/TH/ NOVEMBER, 1999, AMONG HUTCHISON WHAMPOA LIMITED, HUTCHISON TELECOMMUNICATIONS LIMITED, GLOBAL CROSSING LTD. AND HCL HOLDINGS LIMITED. A COPY OF SUCH SUBSCRIPTION AND SALE AND PURCHASE AGREEMENT IS ON FILE AT THE REGISTERED OFFICE OF GLOBAL CROSSING LTD.

               (ii) The shares of Common Stock issuable upon conversion of the shares of Preferred Stock shall bear the following legend:

               "THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE COMPANY REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN COMPLIANCE WITH THE PROVISIONS OF THE SUBSCRIPTION AND SALE AND PURCHASE AGREEMENT, DATED 15/TH/ NOVEMBER, 1999, AMONG HUTCHISON WHAMPOA LIMITED, HUTCHISON TELECOMMUNICATIONS LIMITED, GLOBAL CROSSING LTD. AND HCL HOLDINGS LIMITED. A COPY OF SUCH SUBSCRIPTION AND SALE AND PURCHASE AGREEMENT IS ON FILE AT THE REGISTERED OFFICE OF GLOBAL CROSSING LTD.

               (n)  Certain Definitions. As used in this Schedule, the following
                    -------------------
terms shall have the following meanings, unless the context otherwise requires:

               "Affiliate" of any person means any other person who, directly or
                ---------
indirectly, Controls, is under common Control or is Controlled by such other person. For purposes of this definition, "Control" (including, with correlative meanings, the terms "controlling," "Controlled by" and "under common control with"), as used with respect to any person, shall mean the power, directly or indirectly, to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock
           --------
of a person shall be deemed to be Control.

               "Business Day" means any day other than a Saturday, Sunday or a
                ------------
United States federal or Bermuda holiday.

               "Change in Control" means, with respect to the Company, the
                -----------------
occurrence of any of the following: (i) any "person" (as such term is unused in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than number of shares) of the Company, and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of the Company than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company (for the purposes of this clause, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation), (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company, (iii) the Company consolidates or merges with or into any other person, other than a consolidation or merger (a) of the Company into Global Crossing Holdings or Global Crossing Holdings into the Company, or the Company with or into a Subsidiary of the Company or (b) pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction or (iv) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person other than a Subsidiary of the Company or a Permitted Holder or a person more than 50% of the Voting Stock (measured by voting power rather than by number of shares) of which is owned, directly or indirectly, following such transaction or transactions by the Permitted Holders; provided, however, that sales, transfers,
                                       --------  -------
conveyances or other dispositions in the ordinary course of business of capacity on cable systems owned, controlled or operated by the Company or any Subsidiary or of telecommunications capacity or transmission rights acquired by the Company or any Subsidiary for use in its business, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any Subsidiary shall not be deemed a disposition of assets for purposes of this clause (iv).

               "Continuing Directors" means individuals who at the beginning of
                --------------------
the period of determination constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

               "Current Market Price" means, with respect to any event set forth
                --------------------
in paragraph (i) herein, as applicable, the average of the daily closing prices for the five consecutive trading days selected by the Board of Directors of the Company commencing not more than 20 trading days before, and ending not later than the date of such event and the date immediately preceding the record date fixed in connection with such event.

               "Permitted Holder" means Pacific Capital Group, Inc. and CIBC
                ----------------
Oppenheimer Corp., and their respective Affiliates.

               "Subsidiary" means, with respect to any person, (i) any
                ----------
corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof).

               "Voting Stock" of any person as of any date means the capital
                ------------
stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person.

               (o)  Headings. The headings of the paragraphs of this Schedule
                    --------
are for convenience of reference only and hall not define, limit or affect any of the provisions hereof.

               (p)  Bye-Laws. This Schedule shall be attached to the Bye-Laws
                    --------
of the Company and shall become incorporated in such Bye-Laws.

               IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly signed on its behalf on this 12th day of January, 2000.


                              GLOBAL CROSSING LTD., a company incorporated under the laws of Bermuda,


                              By: /s/ James C. Gorton
                                  -----------------------------------
                                  Name:  James C. Gorton
                                  Title: Sr. Vice President
                                          and General Counsel